EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated March 13, 1998, included in this Form 10-K in the previously filed Registration Statements of Interleukin Genetics, Inc. (formerly known as Medical Science Systems, Inc.) and subsidiary on Form S-3/A (File No. 333-83631, effective September 25, 1997) and on Form S-8 (File No. 333-47343, effective March 4, 1998, File No. 333-67147, effective November 12, 1998 and File No. 333-32538, effective March 15, 2000).




SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 13, 2000